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                                                                 Exhibit 10-D(1)

                             FIRST AMENDMENT TO THE
                   DANA CORPORATION DIRECTOR DEFERRED FEE PLAN

         Pursuant to resolutions of the Board of Directors adopted on April 20, 2004, the Dana Corporation Director Deferred Fee Plan (the "Plan") is hereby amended as follows, effective as of that date.

         1. Section 3.2 of the Plan is amended by deleting the second sentence and replacing it in its entirety as follows:

                  On each Grant Date, commencing in 2004, each Director shall have his Stock Account credited with a number of Units equivalent to the number of whole shares of Stock which could have been purchased for the dollar amount of $75,000, assuming a purchase price equal to the average of the high and low trading prices of the Stock on the Grant Date as reported in the New York Stock Exchange Composite Transactions.

         2. Section 4.2 of the Plan is amended by deleting the definition of "Change in Control of the Corporation" and replacing it in its entirety as follows:

                  For purposes of this paragraph, a "Change in Control of the Corporation" shall mean the first to occur of any of the following events:

                           (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below; or

                           (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 20, 2004, constitute the Board (the "Incumbent Board") and any new director whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 20, 2004, or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, shall not be treated as a member of the Incumbent Board; or

                           (iii)    there is consummated a merger,
                  reorganization, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any direct or indirect subsidiary of the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each a "Business Combination"), in each case unless, immediately

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                  following such Business Combination, (A) the voting securities of the Corporation outstanding immediately prior to such Business Combination (the "Prior Voting Securities") continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of the Business Combination or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or parent thereof outstanding immediately after such Business Combination, (B) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation or the surviving entity of the Business Combination or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the securities of the Corporation or surviving entity of the Business Combination or the parent thereof, except to the extent that such ownership existed immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the Corporation or the surviving entity of the Business Combination or any parent thereof were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                           (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

                  Notwithstanding the foregoing, any disposition of all or substantially all of the assets of the Corporation pursuant to a spinoff, splitup or similar transaction (a "Spinoff") shall not be treated as a Change in Control of the Corporation if, immediately following the Spinoff, holders of the Prior Voting Securities immediately prior to the Spinoff continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities of both entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Prior Voting Securities; provided, that if another Business Combination involving the Corporation occurs in connection with or following a Spinoff, such Business Combination shall be analyzed separately for purposes of determining whether a Change in Control of the Corporation has occurred.

         3. Section 9 of the Plan is amended by deleting the caption and first sentence and replacing them in their entirety as follows:

                  EFFECTIVE DATE AND TERM. The Plan, as amended, shall become effective on April 2, 2003, and shall have a ten-year term commencing on such effective date and expiring on April 1, 2013.

                                    DANA CORPORATION

                                    By:  /s/ R. B. Priory
                                         ---------------------------------------
                                         Chairman of the Compensation Committee
                                         of the Board of Directors

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